        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INTERNATIONAL FUND
        10f-3 transactions for the period December 31, 1999- May 31, 2000


                                                                   TOTAL
                                                                   ISSUED/
                             DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY                     PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY GROUP   BROKER(S)
ENEL Societe per Azioni     11/01/99   4.3 Euro 435,150   0.339%   15,641,250.00   0.1196%    Merrill Lynch
